Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of March 7, 2009, between Applied Energy Management Energy Consulting, LLC, a North Carolina limited liability company (the “Company”) and Adam Procell (the “Employee”).

WHEREAS, the Company and the Employee knowingly and voluntarily desire to enter into an employment relationship on and subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the covenants and other terms and conditions set forth below, the Company and the Employee hereby agree and contract as follows:

1)                                     Employment Duties.

The Company agrees to employ the Employee as a “President, Engineering and Consulting” and the Employee hereby accepts such employment on and subject to the terms set forth in this Agreement.  The Employee will report to and be subject to the authority and direction of Lime Energy Co.’s Chief Operating Officer (“Lime COO”).

The Employee agrees to use his best and full-time efforts to manage and maximize the safety, profitability, and sustainable growth of the Company’s Engineering and Consulting Group, and perform such other services and responsibilities for the Company as the Company may from time to time stipulate.  Without limiting the generality of the foregoing, the Employee will ordinarily devote not less than five (5) days per week to the Company’s business (except for vacations and regular business holidays observed by the Company) on a full-time basis, during normal business hours Monday through Friday.

The Employee will have the right to participate in other activities, organizations, and businesses during his term of employment with the Company, including but not limited to serving on boards of directors for civic, charitable or business organizations, in a paid or an unpaid capacity, but only so long as such activities do not individually or in the aggregate interfere with or conflict with the Employee’s performance of his duties as an employee of the Company.  Upon request by the Company, the Employee will promptly and from time to time deliver to the Company a truthful and complete written list of all the civic, charitable, and other business activities and organizations in which he is involved, with a written description of the scope of his involvement, and the amount of any remuneration he has received or expects to receive from such involvement.

2)             Period of Employment.

The initial period of Employee’s employment under this Agreement (the “Initial Period”) will commence on Wednesday, April 6, 2009 (the “Commencement Date”) and will expire on the day preceding the second anniversary of the Commencement Date, unless the employment is terminated earlier in accordance with the procedures set forth in this Agreement.

After the Initial Period, there will be no obligation on the part of either the Company or the Employee to continue the employment, but the employment may continue on an at-will basis on such terms and conditions as are mutually agreeable to the Company and the Employee, until terminated by either party (the “Continuation Period”).

In this Agreement, the term “Period of Employment” includes both the Initial Period and the Continuation Period.

All the obligations of the parties under this Agreement will survive the termination of the Period of Employment, except to the extent otherwise indicated herein.

3)             Compensation and Benefits.

a)             Salary.

During the Period of Employment, the Company will pay Employee a salary in periodic installments, timed in accordance with the Company’s deliveries of salary payments to other salaried employees, which will be Employee’s full compensation.  The Salary will be subject to all payroll deductions and other deductions as may be required to be made pursuant to law, governmental order, or by agreement with, or consent of, the Employee.  During the Initial Period, the salary installments will be calculated based on a gross annualized rate of Two Hundred Thousand Dollars ($200,000).  During the Continuation Period, the Company will endeavor, but will not be obligated, to review Employee’s compensation annually, and give consideration to whether any increase or decrease in the Salary amount is warranted, in the Company’s sole and absolute discretion.

When the Period of Employment ends, any Salary that is earned but unpaid as of the termination date will be payable at the next regularly scheduled payroll date.

b)             Completion Bonuses.

If the Employee remains continuously employed by the Company for a period of one (1) year and period of two (2) years immediately following the Commencement Date (excepting vacations and holidays), the Employee will earn a bonus in a gross amount equal to Twenty Thousand Dollars ($20,000) at the end of the first year and that same amount at the end of the second year, subject to the other terms and conditions set forth in this Agreement  (collectively the “Completion Bonuses”).  If earned, the Completion Bonuses will be payable thirty (30) days after the first and second anniversary of the Commencement Date.

c)              Annual Bonuses.

During the Period of Employment, the Employee will be eligible for awards of discretionary annual bonuses from one percent (1%) to fifty percent (50%) of base salary, in such amounts (if any) as are awarded by Lime’s COO, in his sole and absolute discretion, based on his subjective assessment of performance, market conditions, and other factors.  The Employee must be employed by the Company at the end of a fiscal year in order to be eligible to receive any discretionary annual bonus for that fiscal year.  The discretionary annual bonus amount that is awarded for a particular fiscal year (if any) will be paid during the next fiscal year, on whatever date the Company finds desirable, in its sole and absolute discretion.  For each fiscal year, the Company reserves the right to not award any discretionary bonus amount to the Employee.

d)             Lime Energy Stock Options

The Company as a subsidiary of Lime Energy Co. (“Lime”) has the ability to grant stock options of Lime, affording Employee an opportunity to purchase shares of Lime’s common stock, par value $0.0001 per share, to help align the long-term economic interests of the Employee with the long-term economic interests of the Company and Lime.  The Company shall have Lime grant twenty thousand (20,000) stock options to Employee which shall vest equally on the over a three year period from the grant date.  Such stock options shall be governed by a separate agreement “Employee Stock Option Agreement” which shall be provided to Employee within a reasonable period of time after the Commencement Date.

e)              Reimbursement of Business Expenses.

The Company will reimburse Employee for reasonable, tax-deductible business expenses (other than moving expenses) that Employee actually incurs for the performance of his duties for the Company during the Period of Employment, consistent with the Company’s policies in effect from time to time with respect to reimbursement of tax-deductible business expenses, and subject to Employee’s prior submissions of complete and truthful expense reports in a form acceptable to the Company, with original invoices and proofs of payment attached.

f)                Holidays.

During the Period of Employment, the Employee will be entitled to take up to eight (8) paid holidays per Company fiscal year, as observed by the Company, for: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day, and one ‘Floating Holiday” to be scheduled at the Employee’s discretion.

g)             Paid Time Off.

During the Period of Employment, the Employee will be entitled to up to twenty (20) days of paid time off per Company fiscal year.  Paid time off will accrue at a rate of 10.00 hours per month, beginning on the Commencement Date.  Except in cases of emergency, the Employee will obtain the written approval of the Lime COO as early as possible and at least thirty (30) days before scheduling any paid time off.

At the end of each Company fiscal year,  up to forty (40) hours of accrued paid time off that have not been used may be carried forward to the next fiscal year.

When the Period of Employment ends, all accrued hours of paid time off will be payable at the next regularly scheduled payroll date (except for any paid time off that has been forfeited previously for lack of use within a particular Company fiscal year).

h)             Other Benefits.

Beginning thirty (30) days after the Commencement Date, the Employee will be entitled to participate in whatever benefit plans and programs the Company decides, in its sole and absolute discretion, to maintain from time to time for salaried employees in positions that are comparable to Employee’s position, subject to the terms of such plans and programs.  The Company reserves the right to cancel or change any and all benefit plans and programs at any time, in the Company’s sole and absolute discretion, without providing any substitute benefits or compensation to the Employee whatsoever.  The Company shall reimburse Employee for the difference in the cost of medical under COBRA, if so elected by Employee and incurred by the

Employee versus the amount Employee would have paid the Company if Employee had been under the Company benefits plan for such Thirty (30) day period.

4)             Termination.

a)             Termination by the Company for Due Cause.

In this Agreement, “Due Cause” means any of the following:

(i)

a material breach by the Employee of any of his covenants under this Agreement, if such material breach is not remedied within fifteen (15) calendar days following his receipt of written notice thereof from the Company, or, if the breach cannot be remedied within fifteen (15) days, within such longer time (not to exceed forty-five (45) days) as the Company, in its sole and absolute discretion, may deem to be reasonably necessary for the Employee to remedy the breach if the Company, in its sole and absolute discretion, determines that the Employee has promptly commenced and is diligently and continuously pursuing his best efforts to remedy the breach as quickly as possible;

(ii)	conviction, or plea of guilty or nolo contendere, or commission by the Employee of a felony, or of theft or embezzlement of property of the Company or any of its Affiliates;

(iii)

action or inaction by the Employee (other than action or inaction taken with the approval of the Company) which results in a material injury to the business, property, or reputation of the Company and/or any of its Affiliates;

(iv)

refusal to perform or substantial neglect by the Employee of the duties assigned to the Employee pursuant to Section 1 of this Agreement if such refusal or neglect is not remedied within fifteen (15) calendar days following written notice thereof from the Company;

(v)	violation by the Employee of any statutory or common law duty of loyalty to the Company;

(vi)	violation by the Employee of the Company’s drug and alcohol policy; or

(vii)	commission by the Employee of an act of moral turpitude.

In this Agreement, “Affiliates” means and includes: the Company’s manager, (Applied Energy Management, Inc. or its successor); the Company’s manager’s parent company (Lime Energy Company or its successor); and all their respective subsidiary companies (whether present and future); and all their respective officers, directors, and shareholders; and each of them.

The Company may terminate the Period of Employment for Due Cause at any time by delivering written notice of the termination to the Employee.  All compensation to Employee will immediately cease upon the effective date of a termination by the Company for Due Cause.

b)             Termination Due to Death.

The Period of Employment will automatically terminate in the event of death of the Employee.  All compensation to the Employee will immediately cease at the time of death.

c)              Termination Due to Permanent Disability.

In this Agreement, “Permanently Disabled” means:  physical or mental inability of the Employee to perform substantially all of the services required pursuant to this Agreement, after reasonable accommodation on the part of the Company, for a continuous period of ninety (90) days, or for a total of any ninety (90) days in any consecutive three hundred sixty-five (365) day period.

In the event the Employee becomes Permanently Disabled, the Company, at its option, will have the right to terminate the Period of Employment by delivering written notice of the termination to the Employee.  All compensation to the Employee will immediately cease at the time of the termination.

d)             Termination by the Company for Any Reason Other Than Due Cause, Death, or Permanent Disability.

The Company may terminate the Period of Employment at any time, for any reason other than Due Cause, death, or Permanent Disability, by delivery of written notice of the termination to the Employee.  All compensation to Employee will immediately cease upon the date of termination, provided that if the Company terminates the Period of Employment before the end of the Initial Period for any reason other than Due Cause, death, or Permanent Disability, then the Employee will earn the Completion Bonuses as of the termination date; and until six (6) months after the termination date, the Company will continue to provide the Employee with the same benefits that the Employee was receiving at the time of the termination, or pay Employee an amount that will allow the Employee to purchase substitute fringe benefits for a period of six (6) months after the termination date.

Further provided, however, that the Company will not be obligated to provide any continuation of benefits to the Employee unless and until the Employee has returned all Confidential Information and other Company property and has executed and delivered to the Company a written agreement in which the Employee, in a form acceptable to the Company:

(1)                                 releases the Company and all its Affiliates (the “Company Releasees”), from any and all actions, suits, claims, proceedings, demands, costs, and expenses that arise from or relate to the Company’s employment of the Employee, or the Company’s termination of the Employee;

(2)                                 waives any and all rights the Employee may otherwise have against the Company Releasees or any of them;

(3)                                 covenants not to sue the Company Releasees or any of them for any action, suit, claim, proceeding, demand, cost, expense, or right for which the Employee is giving a release and/or a waiver; and

(4)                                 covenants to indemnify and hold the Company Releasees and each of them harmless from any and all actions, suits, claims,

proceedings, demands, costs, and expenses that arise from or relate to the Company’s employment of the Employee, or the Company’s termination of the Employee.

e)              Termination by the Employee for Uncured Breach by the Company.

The Employee may terminate the Period of Employment for any uncured material breach by the Company of its obligations under this Agreement by the delivery of written notice of termination to the Company, but only in the event that the breach is not cured or remedied within fifteen (15) days after the Employee’s delivery to the Company of a written notice of the breach and his intent to terminate under this subsection.

In the event the Employee terminates for uncured breach by the Company before the end of the Initial Period, all compensation to the Employee will immediately cease upon the date of the termination, but the termination will be deemed to be a “Termination by the Company for Any Reason Other Than Due Cause, Death, or Permanent Disability” under subsection 4(d) above, and the Employee will earn the Completion Bonuses and be entitled to a continuation of fringe benefits for six (6) months upon the execution and delivery of a written agreement to the Company as provided in subsection 4(d) above.

f)                Termination by the Employee for Convenience.

The Employee may terminate the Period of Employment for his convenience at any time by delivering a written notice of termination to the Company.  All compensation to the Employee will immediately cease upon the date of the termination.

g)             Resignation Effective Upon Termination.

Upon any termination of the Period of Employment, regardless of the reason therefore, the Employee will be deemed to have resigned as an employee of the Company and from any and all other positions that the Employee then holds with the Company and any Affiliates.

h)             Return of All Company Property Upon Termination.

Upon the termination of the Period of Employment, regardless of the cause or reason therefore, the Employee will immediately deliver to the Company all property provided to him by the Company and/or any of its Affiliates for Employee’s use in relation to his employment, including but not limited to all Confidential Information provided to him by the Company, and will immediately deliver a detailed written accounting for any and all property of the Company that was lost, stolen, or destroyed while in the Employee’s possession, care, custody, or control.

5)             Inventions.

a)             “Inventions.”

In this Agreement, the term “Inventions” means and includes: all ideas, inventions, patents, copyrights, copyright designs, trade secrets, trademarks, processes, discoveries, enhancements, software, source code, catalogues, prints, business applications, plans, writings, works, and other developments or improvements and all other intellectual property and proprietary rights and any derivative work(s) based thereon that are made, conceived, or completed by the Employee, alone or with others, during the Period of Employment, whether or not during normal working hours.

b)             Assignment of Present Rights in Inventions.

The Employee hereby assigns to the Company any and all rights that he presently has in any existing Inventions, and any Inventions that are presently under development by Employee, whether solely or jointly with others, including without limitation all those Inventions relating to patent, copyright, trademark, or trade secrets.

c)              Reporting of New Inventions.

During the Period of Employment, and at the end of the Period of Employment, the Employee will promptly and periodically report in writing to the Company any and all Inventions that developed and/or under development by the Employee during the Period of Employment, whether solely or working jointly with others, whether or not during normal working hours.

d)             Ownership of New Inventions.

The Employee agrees that all Inventions:

(1)                                 that are developed using the Company’s equipment, supplies, facilities, or trade secret information; and/or

(2)                                 that relate to the Company’s business or actual or demonstrably anticipated research or development; and/or

(3)                                 that result from any work performed by the Employee for the Company will be the sole and exclusive property of the Company.

e)              Assistance Regarding Inventions.

At the request of the Company, the Employee will do all things deemed by the Company to be necessary to perfect the Company’s title to the existing Inventions and the new Inventions that are the Company’s property, including by assisting in obtaining for the Company such title, patents, copyrights or other protection as may be provided under law and desired by the Company, and further including but not limited to executing and delivering any and all relevant applications, assignments, and other instruments.  This covenant shall survive the termination of the Period of Employment, provided that the Company, after the termination, will continue to reimburse the Employee for all reasonable expenses that the Employee incurs in performing his continuing obligations under this subsection.

6)             Trade Secrets and Confidential Information.

a)             “Trade Secrets.”

In this Agreement, “Trade Secrets” means and includes business or technical information in the possession of the Company and/or any of its Affiliates, including but not limited to a formula, pattern, program, device, compilation of information, method, technique, or process that:

(1)                                 derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and

(2)                                 is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

b)             “Confidential Information.”

In this Agreement, “Confidential Information” means:

(1)                                 all Trade Secrets in the possession of the Company and/or any of its Affiliates; and

(2)                                 all other business or technical information in the possession of the Company and/or any of its Affiliates that is not generally known outside of the Company and its Affiliates that relates to the business of the Company and any of its Affiliates;

and includes, without limitation, any and all:  lists and information about customers and/or prospective customers (including names, addresses, attributes, requirements, special needs, and other data about customers and prospective customers); lists and information about subcontractors and/or prospective subcontractors (including names, addresses, attributes, requirements, special needs, and other data about subcontractors and prospective subcontractors); lists and information about vendors and/or prospective vendors (including names, addresses, attributes, requirements, special needs, and other data about vendors and prospective vendors); lists and information about competitors and potential competitors (including names, addresses, attributes, requirements, special needs, and other data about competitors and potential competitors); historical information about past bids, prices, costs, goods, products, performance, projects and contracts; lists and information about upcoming bids and proposals; lists and information about uncompleted contracts; work schedules; information about business plans and business strategies; unreleased advertising materials; market research and analyses; personnel and hiring information; salary and wage information; bonus information; employment agreements; lists and information about pending and contemplated projects, customer contracts, subcontracts, purchase orders, vendor agreements, joint ventures, and teaming agreements; agreement terms and conditions; cost-to-complete information; completion dates; claims; past litigation; pending litigation; threatened litigation; credit information; financial statements; accounting information; sales projections; licensing agreements and information; pricing information; information about the employees, equipment, properties, and capabilities of the Company and/or its Affiliates; information about research, development, and designs; data, designs, compilations of information, apparatus, computer programs, information about policies and procedures, manufacturing and sales know-how, and any other business information or technical information that has or may have value to the Company and/or any Affiliate, whether or not such information constitutes Trade Secrets.

c)              Protection of Trade Secrets and Other Confidential Information.

The Employee recognizes and acknowledges that, by virtue of, and in the course of his employment with the Company, the Company and/or Affiliates will reveal some Trade Secrets and other Confidential Information to the Employee, and the Employee will also help discover, develop, generate, and contribute to the Trade Secrets and other Confidential Information.

The Employee agrees that during the Period of Employment, he will use his best efforts to maintain the confidentiality of the Confidential Information, including without limitation by:

(1)                                 storing Confidential Information in secure locations only;

(2)                                 not making unnecessary copies or transmittals of Confidential Information;

(3)                                 utilizing “firewalls,” “anti-spyware”, and passwords for all computer systems and electronic files that contain Confidential Information;

(4)                                 complying with any and all Company policies and procedures for the protection of Confidential Information of which the Employee has knowledge;

(5)                                 promptly reporting to the Company all inadvertent and/or unauthorized disclosures and misappropriations of any of the Confidential Information, whether known, suspected, or threatened; and

(6)                                 promptly reporting to the Company all known and suspected deficiencies in, and opportunities for improvement of, the policies and procedures of the Company and its Affiliates for the protection of the Confidential Information.

d)             Return of Trade Secrets and Other Confidential Information.

The Employee agrees that all Trade Secrets and other Confidential Information, in whatever forms it exists or is created, whether in the Employee’s memory, or in physical or electronic or computerized form, is and will be the sole and exclusive property of the Company.

The Employee agrees, that upon the termination of the Period of Employment, or at any earlier time(s) that the Company may request, the Employee will immediately return to the Company any and all documents, correspondence, notes, agreements, memoranda, computer disks and tapes, electronically stored information, and other media and other things in the Employee’s possession, custody, or control that contain or reflect Confidential Information, keeping no copies or extracts of any of the Confidential Information.

e)              Copying, Use and Disclosure of Trade Secrets.

Employee agrees that during the Period of Employment, he will not copy, use, or disclose any Trade Secrets, whether directly or indirectly, except to the extent that:

(1)                                 the Employee has the prior express written consent of the Lime’s COO;

(2)                                 the copying, use or disclosure is for the benefit of the Company or one of its Affiliates;

(3)                                 the Employee has no reason to believe or suspect that the copying, use, or disclosure will result in or contribute to a loss of secrecy of any of the Trade Secrets; and

(4)                                 the copying, use, or disclose is necessary for the Employee to perform his duties as an employee of the Company.

Employee agrees that after the termination of the Period of Employment, he will never copy, use, or disclose any Trade Secrets of the Company and/or any of its Affiliates, except under subpoena or other compulsion of law.

Before making any disclosure of any Trade Secrets under a subpoena or other compulsion of law, the Employee will first inform the Company of the subpoena or other compulsion of law, and the Employee will cooperate with the Company in deciding the substance and manner of the disclosure, provided that the Company will indemnify the Employee for reasonable costs and expenses incurred with respect to the substance and manner of any disclosure that is made in cooperation with the Company.

f)                Copying, Use and Disclosure of Other Confidential Information.

Employee agrees that during the Period of Employment, he will not copy, use or disclose, whether directly or indirectly, any Confidential Information that is not Trade Secrets, except to the extent that:

(1)                                 the Employee has the prior express consent of the Lime’s COO;

(2)                                 the copying, use or disclosure is for the benefit of the Company or one of its Affiliates;

(3)                                 the Employee has no reason to believe or suspect that the copying, use, or disclosure will result in or contribute to a loss of confidentiality; and

(4)                                 the copying, use, or disclose is necessary for the Employee to perform his duties as an employee of the Company.

Furthermore, Employee agrees that for the first thirty-six (36) months following the termination of the Period of Employment, he will not copy, use or disclose, whether directly or indirectly, any Confidential Information that is not Trade Secrets, except under subpoena or other compulsion of law.

Before making any disclosure of any Confidential Information that is not Trade Secrets under a subpoena or other compulsion of law, the Employee first will inform the Company of the subpoena or other compulsion of law, and the Employee will cooperate with the Company in deciding the substance and manner of the disclosure, provided that the Company will indemnify the Employee for reasonable costs and expenses incurred with respect to the substance and manner of any disclosure that is made in cooperation with the Company.

7)             Non-Solicitation of Protected Customers.

In this Agreement, “Protected Customers” means and includes all the customers and prospective customers of the Company in the United States that the Employee has any material contact with, or acquires any information about in the course of his employment by the Company, at any time during the last twenty-four (24) months of the Period of Employment.

The Employee agrees that during the Period of Employment, and for the first three hundred sixty-five (365) days thereafter, the Employee will not solicit any of the Protected

Customers in the United States, whether directly or indirectly, for the purpose of selling any goods or services that are the same as, or that are competitive alternatives to, any goods or services that the Employee markets, sells or performs for the Company at any time during the last twenty-four (24) months of the Period of Employment.

The Employee agrees that during the Period of Employment, and for the first three hundred sixty-five (365) days thereafter, the Employee will not accept any employment or any business from any of the Protected Customers anywhere in the United States, even if not solicited by the Employee, that involves the performance or sale by the Employee in the United States of any goods or services that are the same as, or that are competitive alternatives to, any goods or services that the Employee markets, sells or performs for the Company at any time during the last twenty-four (24) months of the Period of Employment.

8)             Non-Solicitation of Protected Employees.

In this Agreement, “Protected Employees” means and includes all persons who were employees of the Company and/or any of its Affiliates at any time(s) within the twelve (12) month period before the termination of the Period of Employment.

The Employee agrees that during the Period of Employment, and for the first three hundred sixty-five (365) days thereafter, Employee will not solicit any Protected Employee for employment by any other person or company anywhere in the United States of America, whether directly or indirectly, or encourage any Protected Employee to end his employment relationship with the Company, whether directly or indirectly.

9)             Non-Solicitation of Protected Subcontractors.

In this Agreement, “Protected Subcontractors” means and includes all persons and companies who were subcontractors of the Company at any time(s) within the twenty four 24 month period beginning three hundred sixty-five (365) days before the termination of the Period of Employment and ending three hundred sixty-five (365) days after the termination of the Period of Employment.

The Employee agrees that during the Period of Employment, and for the first three hundred sixty-five (365) days thereafter, Employee will not solicit any Protected Subcontractor for employment by any person or company anywhere in the United States of America, whether directly or indirectly, or encourage any Protected Subcontractor to end his business relationship with the Company, whether directly or indirectly.

10)                              Non-Competition.

The Employee agrees that during the Period of Employment, and for the first three hundred sixty-five (365) days thereafter, the Employee will not compete with the Company anywhere in the United States, whether directly or indirectly, for the sale of any goods or services that are the same as, or that are competitive alternatives to, any goods or services that the Employee markets, sells or performs for the Company at any time during the last twenty four 24 months of the Period of Employment.

The Employee agrees that throughout the Period of Employment, and for the first three hundred sixty-five (365) days thereafter, the Employee will not provide any support or assistance to any person or company in the United States, whether directly or indirectly, who is engaged in, or planning to engage in, competition with the Company in the United States for the sale of any goods or services that are the same as, or that are competitive alternatives to, any goods or services that the Company markets, sells or performs at any time during the last twenty-four (24) months of the Period of Employment, whether as an investor (excluding passive investments representing less than two percent (2%) of the common stock of a publicly traded company), lender, owner, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time.

11)                              Reasonableness of Restrictive Covenants.

The Employee acknowledges and agrees that by virtue of his employment by the Company, during the Period of Employment, and at the Company’s expense, the Employee will be acquiring good will and relationships with, and acquiring special knowledge about, the Company’s customers, employees, and subcontractors, that the Employee would not otherwise acquire.

The Employee acknowledges and agrees that the Company’s good will and relationships and special knowledge concerning its customers, employees, and subcontractors are valuable, special and unique assets of the Company that the Company has a legitimate interest in protecting.

The Employee acknowledges and agrees that the Company engages in business throughout the United States, and that the national geographic scope of the post-employment restrictions in this Agreement are necessary to protect the Company’s legitimate business interests and are reasonable in scope.

The Employee acknowledges and agrees that the Employee possesses skills and experience qualifying him for employment in other fields, and that the post-employment restrictions in this Agreement will not unduly impair his ability to earn a living after his employment with the Company ends.

12)                              Remedies.

The Employee acknowledges and agrees that a breach by the Employee of any of the restrictive covenants set forth above in Sections 6, 7, 8, 9 and 10 is likely to cause the Company irreparable harm, and that the legal remedy of money damages will not be adequate to remedy the harm to the Company.

The Employee agrees that in the event the Employee breaches or threatens to breach any of the restrictive covenants set forth above in Sections 6, 7, 8, 9, and 10, then the Company will be entitled to the immediate issuance of injunctive relief against the Employee to aid in the enforcement of this Agreement and to protect against irreparable harm, without the necessity of posting any bond, including ex-parte temporary restraining orders, and preliminary and permanent injunctions.

The Employee further agrees that in the event the Employee breaches or threatens to breach any of the restrictive covenants set forth above in Sections 6, 7, 8, 9, and 10, the Company will be entitled to recover all reasonable costs and expenses of litigation and arbitration that the Company incurs to obtain injunctive relief and/or other enforcement of the restrictive covenants.

The remedies of the Company that are specified in this Agreement are not the Company’s exclusive remedies, but are cumulative of any and all other legal and equitable remedies that the Company will have against the Employee in the event of a breach or threatened breach of any of the restrictive covenants set forth above in Sections 6, 7, 8, 9, and 10.

13)                              Governing Law.

This Agreement and the relationship contemplated in this Agreement will be governed by and construed under the internal laws of the State of North Carolina.

14)                              No Violations of Other Agreements or Laws.

The Employee warrants and represents to the Company that the execution, delivery, and performance of the Agreement by the Employee does not and will not conflict with, or result in a breach of, or constitute a default under, any agreement or contract, to which the Employee is a party or by which the Employee may be bound, whether oral or written.

The Employee warrants and represents to the Company that Employee has informed John O’Rourke  of, and provided him copies of, any and all non-competition, confidentiality, work-for-hire or similar agreements to which the Employee is subject or may be bound, whether oral or written.

The Employee agrees that during the Period of Employment, the Employee will not hold himself out as a professional engineer licensed in the State of North Carolina, or use his professional engineering seal in the course of his employment by the Company, or perform any act that would subject the Company to liability for violating the laws governing the practice of professional engineering in the State of North Carolina.

The Employee warrants and represents to the Company that the execution, delivery, and performance of this Agreement by the Employee does not and will not violate any laws that apply to the Employee and/or the Company or the employment relationship contemplated in this Agreement.

15)                              Jurisdiction and Venue.

The exclusive venue for any arbitrations and civil action(s) between the Employee and the Company that arises from or relates to this Agreement or the employment relationship contemplated in this Agreement will be in Mecklenburg County, North Carolina.  The Company and the Employee hereby submit and consent to the courts in Mecklenburg County, North Carolina exercising personal jurisdiction over them.  Furthermore, the Company and the Employee waive their rights to challenge in another court any judgment that is entered by any court in Mecklenburg County, North Carolina, or to assert that any civil action instituted against either of them in Mecklenburg County, North Carolina is in an improper venue, or should be transferred to another forum for any reason whatsoever.

16)                              Waiver of Right to Jury Trial.

The Employee and the Company waive any rights that they or either of them otherwise has or may have to a trial by jury in any action between the Employee and the Company that arises from or relates to this Agreement or the employment relationship that is contemplated in this Agreement.

17)                              Severability.

If any provision of this Agreement is found invalid or unenforceable for any reason, in whole or in part, then such provision will be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or will be deemed stricken from this Agreement, as the case may require, and this Agreement will be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision that is found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

18)                              No Inadvertent Waivers or Informal Modifications.

The failure of the Company or the Employee to assert any of its rights under this Agreement, and/or the delay or partial enforcement of any rights under this Agreement, will not operate or be construed as a waiver of any breach of this Agreement, except as such waiver may be expressly set forth in a writing signed by the Company or the Employee.

The waiver by the Company or the Employee of any breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach(es).

This Agreement will not be amended, modified, supplemented, or replaced except in a writing signed by the Company and the Employee that expressly refers to this Agreement.

19)                              Notices.

All notices, demands and other communications which may be or are required to be given hereunder or with respect hereto will be given in writing, and delivered by commercial overnight delivery service, signature required for delivery, and will be deemed to have been given or made when delivery is made or refused, addressed as follows:

If to the Company to:

Applied Energy Management Energy Consulting, LLC

c/o Applied Energy Management, Inc.

16810 Kenton Drive, Suite 240

Huntersville, NC  28078

Attention:  CFO

Phone:  (704) 892-4442

or to such other address as the Company may from time to time designate to the Employee in accordance with this section.

If to the Employee to:

Adam Procell

Phone:

or to such other address as the Employee may from time to time designate to the Company in accordance with this section.

No notice, request, demand, instruction, or other document to be given hereunder to any party will be effective for any purpose unless delivered by commercial overnight delivery service, adult signature required for delivery.  Notices sent via commercial overnight delivery service will be deemed to have been delivered as evidenced by the service’s standard means of confirming the delivery and the signature of the recipient.  The address for the purposes of this Section may be changed by giving written notice of such change in the manner herein provided for giving notice.

20)                              Headings.

The paragraph headings and captions used herein are intended solely for convenience of reference and will not control or effect the interpretation, meaning or construction of any provision of this Agreement.

21)                              Arbitration.

At the Company’s election, any controversy(s), claim(s) or dispute(s) between the Employee and the Company (and/or the Company Releasees) shall be resolved by binding arbitration conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, whether or not the controversy(s), claim(s), or dispute(s) arise from or relate to this Agreement or the relationship that is contemplated in this Agreement.  Judgment upon the arbitration award(s) may be entered in any court having jurisdiction thereof.  To the maximum extent allowed by law, the arbitrator(s) will be authorized to issue subpoenas, compel discovery, grant equitable relief, and award costs and expenses of the arbitration (including reasonable attorney’s fees) for bad faith, stubborn litigiousness, or unnecessary trouble and expense.  This agreement to arbitrate will survive the termination of the Period of Employment.

22)                              Third Party Beneficiaries.

This Agreement is intended solely for the benefit of the Employee, the Company, and the Company Releasees.  This Agreement does not and will not be misconstrued to give any other person any cause of action or other rights.

23)                              Assignments.

This Agreement creates personal rights and obligations on the part of the Employee, and the rights and obligations of the Employee under this Agreement will not be assignable without the express prior written consent of the Company, and the Company will have the authority to withhold its consent to any proposed assignment, in its sole and absolute discretion.  The Company will have the right to assign its rights and obligations under this Agreement, in whole or in part, without obtaining any consent from the Employee.

24)                              Complete and Final Agreement.

This Agreement nullifies and supersedes any and all earlier agreements and communications between the Employee and the Company, whether oral or written.  This Agreement sets forth the complete and final agreement between the Employee and the Company with respect to the employment relationship contemplated in this Agreement.  Neither party is entering into this Agreement in reliance upon any representation, promise or inducement by the other party that is not set forth in writing in this Agreement.

25)                              Employee’s Consultation with Independent Legal Counsel.

The Employee acknowledges and warrants that he has read and fully understands the terms and conditions set forth herein, that he has had time to reflect on and consider the benefits and consequences of entering into this Agreement, that he has had a fair opportunity to review and discuss this Agreement with an attorney before signing it, and that he is entering into this Agreement freely and voluntarily.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

For the Company:

APPLIED ENERGY MANAGEMENT ENERGY CONSULTING, LLC, by:

APPLIED ENERGY MANAGEMENT, INC., by:

/s/ John O’Rourke
John O’Rourke, Its President.

/s/ Eric Dupont
Attestation by Secretary.

For the Employee:

/s/ Adam Procell
Adam Procell

/s/ Eric Dupont
Witness.